Exhibit 99.1



             Certification of Principal Financial Officer
                      Pursuant to 18 U.S.C. 1350
            (Section 906 of the Sarbanes-Oxley Act of 2002)


I, Tom B. Dake, Chief Financial Officer (principal financial officer) of Miltope Group, Inc.(the "Registrant"), certifies that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 30, 2003 of the Registrant (the "Report"):

     (1) The Report fully complies with the requirements of Section 13(a) [15(d)] of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



/s/ Tom B. Dake
____________________________

Name: Tom B. Dake

Date: May 14, 2003